AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1995


                                                   REGISTRATION NOS. 33-52695-01
                                                                     33-52695

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                            PAINE WEBBER GROUP INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                      13-2760086
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                               THEODORE A. LEVINE
                  VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                                PETER S. WILSON
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                            ------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  When market conditions warrant after the effective date of this Registration
                                   Statement.
                            ------------------------


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. Z


   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                            ------------------------

                        CALCULATION OF REGISTRATION FEE



                                                                         PROPOSED           PROPOSED
                                                     AMOUNT               MAXIMUM           MAXIMUM          AMOUNT OF
              TITLE OF EACH CLASS                     TO BE           OFFERING PRICE       AGGREGATE       REGISTRATION
         OF SECURITIES TO BE REGISTERED           REGISTERED(1)         PER UNIT(2)    OFFERING PRICE(2)      FEE(3)
Debt Securities(4)..............................   $400,000,000            100%           $400,000,000       $137,932



(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed the amount set forth under "Proposed maximum aggregate offering price". Debt Securities may be denominated in U.S. Dollars or the equivalent in other currencies or composite currencies.


(2) Estimated solely for the purpose of determining the registration fee.


(3) Previously paid.



(4) This Registration Statement also relates to $444,575,000 in Debt Securities previously registered pursuant to Registration Statement No. 33-51149. A registration fee of $517,241 was paid in connection with Registration Statement No. 33-51149.

                              -------------------


    Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, the Prospectus contained herein also relates to Registration Statement No. 33-51149, as to which this constitutes Post-Effective Amendment No. 1. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION--OCTOBER 16, 1995


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED            , 1995)

                            PAINE WEBBER GROUP INC.
                    MEDIUM-TERM SENIOR NOTES, SERIES C, AND
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES D
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE
                                  ------------

   Paine Webber Group Inc. (the "Company") may offer from time to time its Medium-Term Senior Notes, Series C ("Senior Notes"), and Medium-Term Subordinated Notes, Series D ("Subordinated Notes"). The Senior Notes and Subordinated Notes offered by this Prospectus Supplement are hereinafter referred to as the "Notes". The Company may sell up to U.S. $844,575,000 aggregate principal amount (or its equivalent in another currency or composite currency) of Notes, subject to reduction as a result of the sale of other Securities (as defined in the accompanying Prospectus). The Notes will be due from nine months to 30 years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder. The Notes may be denominated or payable in U.S. dollars or in such foreign currencies or composite currencies (each a "Specified Currency") as may be designated by the Company at the time of offering. The Specified Currency, interest rate or interest rate formula, issue price and stated maturity ("Stated Maturity") of any Note and any other terms of such Note not set forth herein or in the accompanying Prospectus will be set forth in a related Pricing Supplement (the "Pricing Supplement") to this Prospectus Supplement. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at Stated Maturity (a "Zero-Coupon Note"), or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, the Prime Rate, the Federal Funds Rate, LIBOR, the Treasury Rate (each as defined under "Description of Notes") or such other interest rate formula as may be designated in the applicable Pricing Supplement, as adjusted by the Spread or Spread Multiplier (each as defined under "Description of Notes"), if any, applicable to such Note. The Senior Notes will constitute Superior Indebtedness (as defined in the accompanying Prospectus), and the Subordinated Notes will be subordinated to all Superior Indebtedness. See "Description of Notes".


   Each Note will be represented by either a global security (a "Global Note") registered in the name of The Depository Trust Company, as Depositary (the "Depositary") or its nominee (each such Note represented by a Global Note being referred to herein as a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, the records maintained by the Depositary and its participants. Except as described in "Description of Notes--Book-Entry Notes", owners of beneficial interests in Global Notes will not be entitled to receive Notes in definitive form and will not be considered the holders thereof.
   Unless otherwise indicated in the applicable Pricing Supplement, the Notes cannot be redeemed or repaid prior to their Stated Maturity and will be issued only in fully registered form in the denomination of U.S. $100,000 or any larger amount that is an integral multiple of U.S. $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.
   Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be payable on each March 1 and September 1 and at maturity. Interest on the Floating Rate Notes will be payable on the dates specified herein and in the applicable Pricing Supplement. See "Description of Notes".
   Unless otherwise specified in the applicable Pricing Supplement, Notes denominated or payable in other than U.S. dollars or European Currency Units ("ECU") will not be sold in, or to residents of, the country issuing the Specified Currency.

                                  ------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
          SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS.
                  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  Price to Public(1)        Agent's Commissions(2)              Proceeds to Company (2)(3)
Per Note.......................          100%                    .08% to .75%                        99.25% to 99.92%
Total(4).......................    U.S. $844,575,000      U.S. $675,660 to $6,334,313       U.S. $838,240,688 to $843,899,340


(1) Unless otherwise specified in the applicable Pricing Supplement, the price to the public of Notes will be 100% of their principal amount.
(2) The Company will pay each of PaineWebber Incorporated ("PWI") and CS First Boston Corporation (with PWI, the "Agents", and each, an "Agent") a commission of from .08% to .75%, depending on Stated Maturity, of the principal amount of any Notes sold through such Agent, as agent (or sold to such Agent as principal under circumstances in which no other discount is agreed upon).

(3) Before deducting estimated expenses of U.S. $[     ] payable by the Company,
    including reimbursement of certain of the Agents' expenses. See "Plan of Distribution".

(4) Or the equivalent thereof in other currencies or composite currencies.
                                  ------------
   Offers to purchase Notes are being solicited on a reasonable efforts basis, from time to time, by the Agents on behalf of the Company. The Notes are not and will not be listed on any securities exchange; the Notes do not have an established trading market; and there can be no assurance that the maximum amount of the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to sell Notes directly on its own behalf. The Company may use additional agents as it may designate from time to time to solicit offers to purchase Notes. The name of any such additional agent and details as to the arrangements between such agent and the Company will be set forth in the applicable Pricing Supplement. The Company also may sell Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices relating to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. In addition, an Agent may offer Notes purchased by it as principal to other dealers. The Company reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. The Company or the soliciting Agent may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution".

   This Prospectus Supplement and the accompanying Prospectus may be used by the Company, PWI (a wholly-owned subsidiary of the Company) or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Notes and in Senior Notes and Subordinated Notes previously sold at negotiated prices related to prevailing market prices at the time of sale or otherwise. PWI or such other Company affiliates may act as principal or agent in such transactions.

                                  ------------
PAINEWEBBER INCORPORATED                                       CS FIRST BOSTON
                                  ------------

          The date of this Prospectus Supplement is           , 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         IMPORTANT CURRENCY INFORMATION


    Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for each Note by delivery of the requisite amount of the Specified Currency in which such Note is denominated. Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for Notes payable in a Specified Currency other than U.S. dollars as described under "Foreign Currency Risks--Payment Currency", payments of principal of and premium, if any, and interest on each Note will be made in the Specified Currency in which such Note is denominated. However, at the election of the holder of a Note, payments of principal of and premium, if any, and interest on Notes payable in other than U.S. dollars may be converted into U.S. dollars on the terms and conditions described below under "Description of Notes--Payment of Principal and Interest".


    References herein to "U.S. dollars", "U.S. $" or "$" are to the lawful currency of the United States.

                              DESCRIPTION OF NOTES

    The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as "Offered Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Offered Securities set forth in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement. The statements under this heading are subject to the detailed provisions of each Indenture (as defined below). Whenever particular provisions of an Indenture are referred to, such provisions are incorporated by reference herein as a part of the statements made and the statements are qualified in their entirety by such reference.

GENERAL


    The Senior Notes offered hereby will be issued under the Senior Indenture referred to in the accompanying Prospectus with Chemical Bank, as Trustee ("Senior Trustee"). The Subordinated Notes offered hereby will be issued under the Subordinated Indenture referred to in the accompanying Prospectus with Chemical Bank Delaware, as Trustee ("Subordinated Trustee"). The Senior Indenture and Subordinated Indenture are herein sometimes referred to collectively as the "Indentures" and individually as an "Indenture". The Senior Trustee and Subordinated Trustee are herein sometimes referred to collectively as the "Trustees" and individually as a "Trustee". The Senior Notes constitute a single series of Securities under the Senior Indenture and currently may be issued in an aggregate principal amount of up to an additional U.S. $844,575,000, less an amount equal to the aggregate principal amount of any other Securities, including any other series of medium-term notes (including any Subordinated Notes), issued under the accompanying Prospectus. The Subordinated Notes constitute a single series of Securities under the Subordinated Indenture and currently may be issued in an aggregate principal amount of up to an additional U.S. $844,575,000, less an amount equal to the aggregate principal amount of any other Securities, including any other series of medium-term notes (including any Senior Notes), issued under the accompanying Prospectus. The foregoing limits may be increased by the Company without the consent of any of the holders of the Notes if in the future it determines that it may wish to sell additional Senior Notes or Subordinated Notes. Any Note denominated in other than U.S. dollars will be treated for purposes of the foregoing limit as having a principal amount in U.S. dollars determined by converting the principal amount of such Note into U.S. dollars at the noon buying rate in The City of New York for cable transfers for the Specified Currency thereof as certified for customs purposes by the Federal Reserve Bank of New York (the "Exchange Rate") on the first New York Business Day (as hereinafter defined) next preceding the date on which the Company accepts the offer to purchase such Note. For a description of the rights associated with different series of Securities under the Indentures, see "Description of Securities" in the accompanying Prospectus.


    Unless previously redeemed or repaid, a Note offered hereby will mature at its Stated Maturity, which may be a date from nine months to 30 years from its date of issue as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to its Stated Maturity as set forth under "Optional Redemption, Repayment and Repurchase". As used herein, "Maturity" with respect to a Note shall mean the date on which the principal of such Note or an installment of principal becomes due, whether at its Stated Maturity, upon redemption or early repayment or otherwise.

    Each Note will be denominated and payable in a Specified Currency as specified in the applicable Pricing Supplement.

    The Notes will be issuable only in fully registered form without coupons. Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. See "Book-Entry Notes" below. Currently, only Notes that are denominated and payable in U.S. dollars may be issued as Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of any Note denominated in U.S. dollars will be U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof. The authorized denominations of Notes denominated in other than U.S. dollars will be set forth in the applicable Pricing Supplement.

    Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of Chemical Bank in the Borough of Manhattan, The City of New York (the "Notes Office"). Chemical Bank will act as Paying Agent (the "Paying Agent") with respect to the Subordinated Notes.


    Certain Notes may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"), including by reason of redemption or early repayment. The amount so payable on an Original Issue Discount Security in the event of such an acceleration will be determined in accordance with the applicable Pricing Supplement and the terms of such Original Issue Discount Security. Original Issue Discount Securities may be Zero-Coupon Notes or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Original Issue Discount Securities may be issued with original issue discount for United States Federal income tax purposes. For a discussion of Federal income tax considerations with respect to Notes issued with such original issue discount, see "Certain United States Federal Income Tax Considerations--United States Holders--Original Issue Discount".



    The Company has previously sold Senior Notes and Subordinated Notes and other series of medium-term notes. As of September 18, 1995, 1995, U.S. $636,475,000 aggregate principal amount of

Senior Notes were outstanding under the Senior Indenture and U.S. $6,000,000 aggregate principal amount of the Company's Medium-Term Subordinated Notes, Series B, and U.S. $282,150,000 aggregate principal amount of Subordinated Notes were outstanding under the Subordinated Indenture.



    The Senior Notes will constitute Superior Indebtedness and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Subordinated Notes will be subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness. As of June 30, 1995, the aggregate outstanding principal amount of Superior Indebtedness was U.S. $2.8 billion (including U.S. $547.4 million of commercial paper U.S. $44.9 million of bank loans, but excluding Superior Indebtedness consisting of guarantees and other commitments and contingent liabilities and obligations of the type which are generally described in the notes entitled "Short-Term Borrowings" and "Commitments and Contingencies in the notes to the Company's Consolidated Financial Statements for the quarter ended June 30, 1995, included in the Company's Quarterly Report on Form 10-Q for such fiscal quarter). See "Description of Securities--Subordination" in the accompanying Prospectus.


PAYMENT OF PRINCIPAL AND INTEREST

    Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for a Note payable in a Specified Currency other than U.S. dollars, payments of principal of and premium, if any, and interest on each Note will be made in the Specified Currency in which such Note is denominated, provided that holders of Notes payable in other than U.S. dollars may, by following the procedures described in the next paragraph, elect to have such payments converted into U.S. dollars. See also "Foreign Currency Risks".

    Unless otherwise specified in the applicable Pricing Supplement, a holder of a Note payable in other than U.S. dollars may elect to receive payment of principal of and premium, if any, and interest on such Note in U.S. dollars by transmitting a written request for such payment to the Senior Trustee, in the case of Senior Notes, or to the Paying Agent, in the case of Subordinated Notes, at the Notes Office on or prior to the applicable Regular Record Date (as hereinafter defined) or at least 16 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A holder of a Note payable in other than U.S. dollars may elect to receive payment in U.S. dollars for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until such Note is transferred or until such election is changed by written notice to the Senior Trustee or the Paying Agent, as the case may be, but written notice of any such change must be received by the Senior Trustee or the Paying Agent, as the case may be, on or prior to the applicable Regular Record Date or at least 16 days prior to Maturity, as the case may be. Holders of Notes payable in other than U.S. dollars whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

    The U.S. dollar amount to be received by a holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by an agent (which may be Chemical Bank or an affiliate thereof) appointed by the Company for such purpose (the "Exchange Rate Agent") as of 11:00 A.M., New York City time, on the second Business Day (as hereinafter defined) preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency, except as provided below under "Foreign Currency Risks--Payment Currency". All currency exchange costs will be borne by the holder of the Note by deductions from such payments.

    Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date (as hereinafter defined) except that, in the case of Notes issued between a Regular Record Date and an Interest Payment Date, interest payable on such Interest Payment Date will be paid to the person in whose name such Note was initially registered; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day.

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Fixed Rate Notes, on each March 1 and September 1; in the case of Floating Rate Notes which reset daily, weekly, monthly or quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement, and, in each case, at Maturity. Each date on which interest is payable on any Note (other than at Maturity) is referred to in this Prospectus Supplement as an "Interest Payment Date". Holders of Zero-Coupon Notes will not receive periodic payments of interest on such Notes.

    Unless otherwise specified in the applicable Pricing Supplement, payments of interest on any Note with respect to any Interest Payment Date or at Maturity will include interest accrued from and including the later of the date of issuance of such Note and the most recent Interest Payment Date for such Note to which interest has been paid or provided for to but excluding such current Interest Payment Date or Maturity; provided, however, that if the Interest Reset Dates (as hereinafter defined) with respect to any Floating Rate Note are daily or weekly, interest payable on such Note on any Interest Payment Date or at Maturity will include interest accrued from and including the later of the date of issuance of such Note and the day following the most recent Regular Record Date to which interest on such Note has been paid or provided for to and including the next preceding Regular Record Date or Maturity, except that, if such a Note is issued between a Regular Record Date and the next succeeding Interest Payment Date, interest paid on such Interest Payment Date will include interest accrued from and including the date of issuance to but excluding such Interest Payment Date, and interest paid on the Interest Payment Date following such Interest Payment Date will include interest accrued from and including such Interest Payment Date (or from and including the date of issuance, if interest was not paid or provided for on such Interest Payment Date) to and including the Regular Record Date following such Interest Payment Date.

    With respect to a Floating Rate Note, accrued interest from the date of issuance or from the last date to which interest has been paid or provided for is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issuance, or from the last date to which interest has been paid or provided for, to the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, Federal Funds Rate Notes or LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes, or by such number as may be specified in the applicable Pricing Supplement, in the case of any Floating Rate Note with another Interest Rate Basis (as such terms are hereinafter defined). Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Pricing Supplement, any payment of principal, premium, if any, or interest required to be made on a Note on a day which is not a Business Day in respect of such Note need not be made on such day, but may be made on the next day which is such a Business Day with the same force and effect as if made on such day, and no interest shall accrue as a result of such delayed payment, except that in connection with any LIBOR Note, if such next succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. The term "Business Day" as used herein with respect to any Note means each day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the Business Day Centers with respect to such Note are authorized or obligated by law or executive order to close, (ii) if such Note is a LIBOR Note, a London Banking Day and (iii) if such Note is denominated in ECU, any day that is not designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made. "Business Day Centers", unless otherwise specified in the applicable Pricing Supplement, with respect to any Note shall mean The City of New York and, in the case of any Note payable in a Specified Currency other than U.S. dollars or ECU, the principal financial center of the country issuing the Specified Currency. As used herein, "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "New York Business Day", as used herein, shall mean each day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.


    Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Certificated Notes (other than interest payable at Maturity) will be made by mailing a check to the registered holders of such Notes entitled thereto at their addresses appearing on the security register for the Notes. Notwithstanding the foregoing, at the option of the Company, such payments may be made by wire transfer to an account with a bank located in the continental United States (or other jurisdiction acceptable to the Company and the Senior Trustee, in the case of Senior Notes, or the Paying Agent, in the case of Subordinated Notes), but only if appropriate payment instructions from the registered holder of a Certificated Note have been received in writing by the Senior Trustee or the Paying Agent, as the case may be, not less than five Business Days prior to the applicable Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, payments of principal of and premium, if any, and interest on the Certificated Notes will be made, if at Stated Maturity or upon earlier redemption, then on the Stated Maturity or the date fixed for redemption, as applicable, upon surrender of the Notes at the Notes Office, and if upon repayment prior to Stated Maturity, then on the applicable date for repayment, provided the holder shall have complied with the requirements for repayment set forth herein and in the Notes. See "Optional Redemption, Repayment and Repurchase" below. All such payments shall be made in immediately available funds, provided that the Certificated Notes to be paid are presented to the Notes Office in time for the Senior Trustee or the Paying Agent, as the case may be, to make such payments in such funds in accordance with its normal procedures. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time as described in the accompanying Prospectus under "Description of Securities--Global Securities".


    Unless otherwise specified in the applicable Pricing Supplement, payments of principal of and premium, if any, and interest on any Note to be made in other than U.S. dollars will be made on the date due by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECU, Brussels) or other jurisdiction acceptable to the Company and the Senior Trustee, in the case of Senior Notes, or the Paying Agent, in the case of Subordinated Notes, as shall have been designated at least 15 days prior to the applicable Interest

Payment Date or Maturity, as the case may be, by the registered holder of such Note, provided that, in the case of payment of principal, premium, if any, and interest due at Maturity, the Note is presented to the Senior Trustee or the Paying Agent, as the case may be, in time for the Senior Trustee or the Paying Agent, as the case may be, to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Senior Trustee or the Paying Agent, as the case may be, at the Notes Office and, unless an appropriate revocation is received by the Senior Trustee or the Paying Agent, as the case may be, any such designation made with respect to any Note by a registered holder will remain in effect with respect to any further payments with respect to such Note payable to such holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Senior Trustee or the Paying Agent, as the case may be, on or before the requisite date or for any other reason, a notice will be mailed to the registered holder of such Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon receipt by the Senior Trustee or the Paying Agent, as the case may be, of such a designation, such payment will be made within 15 days of such receipt.

    The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the registered holders of the Notes in respect of which payments are made.

    At the option of the Company, payments on a Note may be made for value on any date on which a payment of principal, premium, if any, or interest is due in a place other than the United States, even though, as a result of time zone differences, it may at the time such payment is made to the holder of such Note be the preceding day in the United States or it may be necessary to make a payment on the preceding day in the United States in order that such payment be available to be credited for value on the due date in such place.

    If the principal of or premium, if any, or interest on any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available (as determined by the Company) due to the imposition of exchange controls or other circumstances beyond the control of the Company and in certain other circumstances, the Company will be entitled to satisfy its obligations to the holder of such Note by making such payment in U.S. dollars, all as described under "Foreign Currency Risks--Payment Currency". Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the applicable Indenture. Any such determination by the Company made in good faith will be binding on the Senior Trustee or the Paying Agent, as the case may be, and such holder.

    See "Description of Securities--Payment and Paying Agents" in the accompanying Prospectus.

INTEREST RATE

    Each Note will bear interest from its date of issuance until the principal thereof is paid or made available for payment. Such interest will be payable on each Interest Payment Date and at Maturity as specified above under "Payment of Principal and Interest".

    Each Fixed Rate Note will bear interest at a fixed rate, which may be zero in the case of a Zero-Coupon Note. Each Floating Rate Note will bear interest at a variable rate determined by reference to an interest rate formula, which may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (each term as defined below), if any, unless otherwise specified therein. A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a

"Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. If so specified in the applicable Pricing Supplement, the fixed rate of interest with respect to a Fixed Rate Note or the Spread or Spread Multiplier, if any, with respect to a Floating Rate Note may vary over the term of the Note in the manner and to the extent specified in such Pricing Supplement. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, Chemical Bank will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. In any case in which determination of any interest rate requires the Calculation Agent to obtain quotes of rates from banks or other sources, any such quote may be given by the Calculation Agent or an affiliate of the Calculation Agent, provided that the Calculation Agent or such affiliate satisfies all of the applicable criteria for such a bank or other source set forth herein or in the applicable Pricing Supplement. Absent manifest error, any calculation made by the Calculation Agent shall be conclusive and binding on the Company, the applicable Trustee and the holders of the applicable Notes.


    The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Prime Rate, in which case such Note will be a Prime Rate Note, (c) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (d) LIBOR, in which case such Note will be a LIBOR Note, (e) the Treasury Rate, in which case such Note will be a Treasury Rate Note, or (f) such other interest rate formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Index Maturity, the Spread, the Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Dates, the Interest Determination Dates and the Interest Reset Dates (as such terms are hereafter defined) with respect to such Note.


    Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as hereinafter provided); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the date of issuance to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement) except that if the Interest Reset Date is daily or weekly and such Note is issued between a Regular Record Date and an Interest Payment Date, the Initial Interest Rate shall be the rate for the period from original issuance of the Note until the first Interest Reset Date on or after the first Interest Payment Date with respect to such Note and (b) the interest rate in effect for the ten days immediately prior to Maturity of any Note will be that in effect on the tenth day preceding such Maturity. Unless otherwise specified in the applicable Pricing Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

    Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") and for a Prime Rate Note (the "Prime Rate Interest Determination Date") will be the second New York Business Day preceding the Interest Reset Date with respect to such Note, for a LIBOR Note will be the second London Banking Day (the "LIBOR Interest Determination Date") preceding the Interest Reset Date with respect to such Note, for a Federal Funds Rate Note will be the first New York Business Day (the "Federal Funds Interest Determination Date") preceding the Interest Reset Date with respect to such Note and for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first New York Business Day immediately following such auction date.

    All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or composite currency amounts used in or resulting from such calculation will be rounded, if necessary, to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

    In addition to any Maximum Rate which may be applicable to any Floating Rate Note, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit shall not apply to Notes in which U.S. $2,500,000 or more has been invested.

    Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth day after such Interest Determination Date or, if any such day is not a New York Business Day, the next succeeding New York Business Day and (ii) the New York Business Day next preceding the relevant Interest Payment Date or Maturity, as the case may be.

    Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

    Interest rates or interest rate formulas are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

COMMERCIAL PAPER RATE NOTES


    Commercial Paper Rate Notes will bear interest at the interest rates (calculated by the Calculation Agent with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.


    Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from at least one nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

 Money Market Yield =        D X 360
                           -------------- X 100
                            360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

PRIME RATE NOTES


    Prime Rate Notes will bear interest at the interest rates (calculated by the Calculation Agent with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified on the face of the Prime Rate Note and in the applicable Pricing Supplement.


    Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the arithmetic mean of the prime or base rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three such quotations are provided, the Prime Rate shall be determined on the basis of the quotations provided, if any, together with the rates furnished on such date in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $750 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

FEDERAL FUNDS RATE NOTES


    Federal Funds Rate Notes will bear interest at the interest rates (calculated by the Calculation Agent with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.


    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the interest rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be the rate on such Federal Funds Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

LIBOR NOTES


    LIBOR Notes will bear interest at the interest rates (calculated by the Calculation Agent with reference to LIBOR and the Spread or Spread Multiplier, if any) specified on the face of the LIBOR Note and in the applicable Pricing Supplement.


    Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" will be indexed to the offered rate for U.S. dollar deposits and will be determined by the Calculation Agent in accordance with the following provisions:


        (i) As specified in the applicable Pricing Supplement, with respect to any LIBOR Interest Determination Date, LIBOR will be determined on the basis of either (a) the rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on Telerate Screen Page 3750 (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if such rate appears on Telerate Screen Page 3750, or (b) the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars of not less than $1,000,000 having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. "Telerate Screen Page 3750" means the display designated as page "British Bankers Assoc. Interest Settlement Rates" on the Telerate system, page 3750 (or such other page or pages as may replace such page on the system for the purpose of displaying such rates). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page or pages as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If no rate appears on Telerate Screen Page 3750 or if fewer than two offered rates appear on the Reuters Screen LIBO Page, as applicable, LIBOR for such LIBOR Interest Determination Date will be determined as described in (ii) below. If neither Telerate Screen Page 3750 or the Reuters Screen LIBO Page is specified in the applicable Pricing Supplement, LIBOR will be determined as if Telerate Screen Page 3750 had been specified.


        (ii) With respect to a LIBOR Interest Determination Date on which no rate appears on Telerate Page 3750 as described in (i)(a) above, if LIBOR determined on the basis of (i)(a) is specified in the applicable Pricing Supplement, or on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in (i)(b) above, if LIBOR determined on the basis of (i)(b) is specified in the applicable Pricing Supplement, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.


If LIBOR with respect to any LIBOR Note is indexed to the offered rate for deposits in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will set forth the method for determining such rate.

TREASURY RATE NOTES


    Treasury Rate Notes will bear interest at the interest rates (calculated by the Calculation Agent with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.


    Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "U.S. Government Securities-Treasury Bills--Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise made available by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or made available as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same Specified Currency, original issuance date, Stated Maturity, redemption and repayment provisions, if any, Interest Payment Dates, Regular Record Dates, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, Interest Rate Basis, Initial Interest Rate, Index Maturity, Interest Reset Dates, Spread, if any, Spread Multiplier, if any, Maximum Rate, if any, and Minimum Rate, if any, will be represented by a single Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or its nominee. Book-Entry Notes will not be exchangeable at the option of the holder for Certificated Notes and, except under the circumstances described in the accompanying Prospectus under "Description of Securities--Global Securities", will not otherwise be issuable in the form of Certificated Notes.


    The Depositary has advised the Company and the Agents as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Securities and Exchange Commission.


    A further description of the Depositary's procedures with respect to Global Notes representing Book-Entry Notes is set forth in the accompanying Prospectus under "Description of Securities-- Global Securities". The Depositary has confirmed to the Company, the Agents and the Trustees that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

    The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company on a date or dates or under circumstances (which may include those described under "Payment of Additional Amounts" below) specified prior to its Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or, except as otherwise provided under "Payment of Additional Amounts" below, from time to time in part, upon not less than 30 nor more than 45 days' notice. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the

Notes to be redeemed shall be selected by the applicable Trustee by such method as such Trustee shall deem fair and appropriate and otherwise as provided under the applicable Indentures.


    The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid at the option of the holder prior to its Stated Maturity or that such Note will be repayable at the option of the holder on a date or dates or under circumstances specified prior to its Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.


    In order for a Note to be repaid, the Senior Trustee, in the case of Senior Notes, or the Paying Agent, in the case of Subordinated Notes, must receive at the Notes Office at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States or any other "eligible guarantor institution" (as such term in defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Senior Trustee or the Paying Agent, as the case may be, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Senior Trustee or the Paying Agent, as the case may be, by such fifth Business Day. Tender of a Note for repayment shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.


    If a Note is represented by a Global Note, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cutoff times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

    The Company may at any time repurchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the applicable Trustee for cancellation.

PAYMENT OF ADDITIONAL AMOUNTS


    If so specified in the applicable Pricing Supplement, the Company will, subject to the limitations and exceptions set forth below, pay to the holder of any Note who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of principal of, premium, if any, and interest on such Note, after deduction or withholding by the Company, any Trustee, the Paying Agent or any of the Company's other paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder with respect to or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to any one or more of the following: (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or person holding a power over, such holder, if such holder is an estate or a trust, or between a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such holder's present or former status as a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, a private foundation or other tax-exempt organization for United States Federal income tax purposes or a corporation that accumulates earnings to avoid United States Federal income tax; (b) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs later; (c) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge; (d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or any taxing authority thereof as a precondition to relief or exemption from such tax, assessment or other governmental charge; (e) any tax, assessment or other governmental charge that is (i) payable otherwise than by deduction or withholding from payments of principal of or premium, if any, or interest on such Note or (ii) required to be deducted or withheld by any paying agent from any such payment, if (and only if) such payment can be made without such deduction or withholding by any other paying agent; (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or that is a controlled foreign corporation related to the Company (directly or indirectly) through stock ownership; or (g) any combination of items (a), (b), (c), (d), (e) and (f); nor will Additional Amounts be paid with respect to payment of the principal of or premium, if any, or interest on such Note to any United States Alien that is a fiduciary or partnership or to a person other than the sole beneficial owner of such Note to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

    If so specified in the applicable Pricing Supplement, any Note registered in the name of a United States Alien may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 nor more than 45 days' notice in accordance with the provisions described in "Description of Securities--Notices" in the accompanying Prospectus (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof (or, in the case of an Original Issue Discount Security, the amount specified in the applicable Pricing Supplement), together with accrued interest to the redemption date, if the Company determines that the Company has or will become obligated to pay Additional Amounts with respect to such Note on the next succeeding Interest Payment Date as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings by a taxing authority, court or regulatory agency, whether or not rendered or taken with respect to the Company, or any action taken by any taxing authority, court or regulatory agency (including any change in administrative policy or enforcement practice of such taxing authority), whether or not taken with respect to the Company, which change or amendment becomes effective, or action is taken, on or after the original issuance date of such Note, and such obligation cannot be avoided by the Company taking reasonable measures available to it. Prior to giving any such notice of redemption, the Company shall deliver to the applicable Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of such facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent legal counsel addressed to the Company and such Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Notice of the intention of the Company to redeem any such Note pursuant to this paragraph shall not be given earlier than 90 days prior to the earliest date that the obligation to pay Additional Amounts would arise were a payment in respect of such Note due on such date.

    As used herein, "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

NOTES LINKED TO COMMODITY PRICES, EQUITY INDICES OR OTHER FACTORS AND OTHER TERMS OF NOTES

    Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date or on any principal payment date, to be determined by reference to one or more commodity prices, equity indices, the rate of exchange between a Specified Currency and any other currency or composite currency or other factors or interest rate formulas and on such other terms (which may differ from the terms set forth herein) as may be set forth in the relevant Pricing Supplement.

                             FOREIGN CURRENCY RISKS

    THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISERS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Notes that are denominated or payable in a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated and payable in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency for a Note against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

    Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a Specified Currency for making payments with respect to a Note. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or any premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Note, the Specified Currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make any required payment in the manner set forth below under "Payment Currency".

    Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing a Note that is denominated or payable in a foreign currency or composite currency is that its U.S. dollar equivalent yield could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

    Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and few banks offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in the applicable Pricing Supplement, payment of principal of and premium, if any, and interest on Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECU, Brussels).

    Unless otherwise specified in the applicable Pricing Supplement, Notes denominated or payable in a Specified Currency other than U.S. dollars or ECU will not be sold in, or to residents of, the country issuing such Specified Currency.

    The information set forth in this Prospectus Supplement, any Pricing Supplement and the accompanying Prospectus is directed to prospective purchasers of Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal of and premium, if any, and interest on, Notes. Such persons should consult their own legal and financial advisors with regard to such matters.

    Any Pricing Supplement relating to Notes denominated or payable in a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such Specified Currency against the U.S. dollar, a description of such Specified Currency, a description of any exchange controls affecting such Specified Currency and any other required information concerning such Specified Currency.

GOVERNING LAW AND JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that, in an action based upon an obligation denominated in a currency other than U.S. dollars, a court shall render a judgment or decree in the currency of the underlying obligation and the judgment or decree shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. It is not known whether the foregoing provision would be applied (a) in any action based on an obligation denominated in a composite currency or (b) by a Federal court sitting in the State of New York.

PAYMENT CURRENCY


    Except as set forth below or in the applicable Pricing Supplement, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and on any date on which a payment is due with respect to such Note such Specified Currency is not available (as determined by the Company) due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, then all such payments due on such payment date shall be made in U.S. dollars. The amount so payable on any such payment date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available Exchange Rate for such Specified Currency, or as otherwise specified in the applicable Pricing Supplement.


    Unless otherwise specified in the applicable Pricing Supplement, if payment on a Note is required to be made in ECU and on a payment date with respect to such Note ECU are not available (as determined by the Company) due to circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all such payments due on such payment date shall be made in U.S. dollars. Unless otherwise indicated in the applicable Pricing Supplement, the amount so payable on any such payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate for the Components.

    If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company or other persons) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

    Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on such Notes shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the principal United States Federal income tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible United States Federal tax consequences of the purchase, ownership or disposition of Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes and currencies or composite currencies other than U.S. dollars ("Foreign Currency") held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Notes (or Foreign Currency) as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. Except to the extent discussed below under "Non-United States Holders", this summary is not applicable to non-United States persons not subject to United States Federal income tax on their worldwide income. This summary is based upon the United States Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to Notes or holders thereof, and it does not discuss the tax treatment of Notes denominated in certain hyperinflationary currencies or dual currency Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the United States Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

  Payments of Interest

    In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under "Original Issue Discount"), will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States,
(ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes", apply.

  Original Issue Discount

    The following discussion summarizes the United States Federal income tax consequences to U.S. Holders of Notes issued with original issue discount for Federal income tax purposes ("OID"). U.S. Holders of a Note issued with OID generally will be subject to special tax accounting rules provided in the Code. On February 4, 1994, the Treasury Department published final regulations (the "OID Regulations"), which expand and illustrate the rules provided by the Code.


    Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See "Foreign Currency Notes--Foreign Currency Discount Notes".


    General. A Note will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is greater than or equal to a de minimis amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold (other than to underwriters, placement agents or wholesalers). Under the OID Regulations, the "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note that are not payments of "qualified stated interest". A "qualified stated interest" payment includes any stated interest payment on a Note that is unconditionally payable at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments. If a particular issue of Notes will constitute an issue of Discount Notes, the applicable Pricing Supplement will so state.

    In general, if the excess of a Note's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes "de minimis OID". Under the OID Regulations, unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under "Original Issue Discount" will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.


    In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be a Discount Note where, among other things, (i) a Floating Rate Note provides for a Maximum Rate or a Minimum Rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a Maximum Rate, or more, in the case of a Minimum Rate, than the expected yield determined without the Maximum Rate or Minimum Rate, as the case may be;
(ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) a Note bears interest at a floating rate in combination with one or more other floating or fixed rates. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Discount Notes.


    The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes. The amount of OID includible in gross income by a U.S. Holder of a Discount Note is the sum of the "daily portions" of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.


    The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less
(y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. If a portion of the initial purchase price of a Note is attributable to interest that accrued prior to the

Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the issue price will be decreased by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

    The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Discount Note (other than any payment of qualified stated interest) over the Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

    U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Notes.


    Acquisition Premium. A U.S. Holder that purchases a Discount Note at its original issuance for an amount in excess of its adjusted issue price but less than its stated redemption price at maturity (any such excess being "acquisition premium"), and that does not make the election described below under "Election To Treat All Interest as Original Issue Discount", is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under "Original Issue Discount--General" above, treating the U.S. Holder's purchase price as the issue price.


    Optional Redemption. If the Company has an option to redeem a Discount Note, or the holder has an option to cause a Discount Note to be repaid, prior to the Discount Note's Stated Maturity, such option will be presumed to be exercised if, by utilizing any date on which such Discount Note may be redeemed or repaid as the maturity date and the amount payable on such date in accordance with the terms of such Discount Note (the "redemption price") as the stated redemption price at maturity, the yield on the Discount Note would be (i) in the case of an option of the Company, lower than its yield to Stated Maturity, or (ii) in the case of an option of the holder, higher than its yield to Stated Maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Note were issued, on the presumed exercise date for an amount equal to the Discount Note's adjusted issue price on that date.


    Short-Term Notes. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on a straight-line basis or, at the election of the U.S. Holder, under the constant yield method (based on daily compounding). In the case of U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

    Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount", if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant-yield basis.

    For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

Notes Purchased at a Premium

    Under the Code, a U.S. Holder that purchases a Note for an amount in excess of its stated redemption price at maturity will not be subject to the OID rules and may elect to treat such excess as "amortizable bond premium", in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). See also "Election to Treat All Interest as Original Issue Discount".

Notes Purchased at a Market Discount

    A Note, other than a Short-Term Note, will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a U.S. Holder purchased the Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under "Original Issue Discount--General".

    In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to the Note in an amount not exceeding the accrued market discount on the Note until the maturity or disposition of the Note.

    The market discount rules do not apply to a Short-Term Note.

Election To Treat All Interest as Original Issue Discount

    Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

    In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the election is made or any debt instruments acquired thereafter. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

    If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under "Notes Purchased at a Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

Purchase, Sale and Retirement of the Notes

    A U.S. Holder's tax basis in a Note generally will equal its U.S. dollar cost (which, in the case of a Note purchased with a Foreign Currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short-Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Note. The amount realized on a sale or retirement for an amount in Foreign Currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under "Original Issue Discount--Short Term Notes" or "Notes Purchased at a Market Discount" or below under "Foreign Currency Notes--Exchange Gain or Loss", and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

Foreign Currency Notes

    Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S.

dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

    Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

    Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

    Amortizable Bond Premium. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

    Market Discount. Market discount is determined in units of the Foreign Currency, accrued market discount that is required to be taken into account on the maturity or upon disposition of a Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss), accrued market discount currently includible in income by an electing U.S. Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the U.S. Holder held the Note), and exchange gain or loss is determined on maturity or disposition of the Note (as the case may be) in the manner described above under "Foreign Currency Notes--Interest Payments" with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method holder.

    Exchange Gain or Loss. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

Notes Linked to Commodity Prices, Equity Indices or Other Factors

    The applicable Pricing Supplement will contain a discussion of any special United States Federal income tax rules with respect to Notes described above under "Description of Notes--Notes Linked to Commodity Prices, Equity Indices or Other Factors and Other Terms of Notes".

NON-UNITED STATES HOLDERS

    Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to

United States Federal withholding tax, provided, in the case of interest (including OID), that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for United States tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either
(A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof.


    If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to United Stated Federal income tax on such interest (or OID) in the same manner as if it were a U.S. Holder. In addition, if the same Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 to claim an exemption from United States Federal withholding tax.


    Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder will not be subject to United States Federal income or withholding taxes if (i) such gain is not effectively connected with a United States trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

    Notes held by an individual who is neither a citizen nor a resident of the United States for United States Federal tax purposes at the time of such individual's death will not be subject to United States Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States Federal withholding tax (without regard to the certification requirements) described above.

    PURCHASERS OF NOTES THAT ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    For each calendar year in which Notes are outstanding, the Company is required to provide the IRS with certain information, including each holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

    In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest (including OID) and principal (and premium if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's United States Federal income tax liability, provided that the required information is furnished to the IRS.


    Under current Treasury Department regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).



    Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each of the Agents shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part. The Company will pay each Agent a commission of from .08% to .75% of the principal amount of any Note, depending upon the Stated Maturity of such Note, for sales made through such Agent as agent.

    The Company also may sell Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Notes purchased by it as principal to other dealers. Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by such Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity.

    The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company. In addition, the Company may use additional agents as it may designate from time to time to solicit offers to purchase Notes on terms substantially identical to those set forth above for the Agents. The name of any such additional agent and details as to the arrangements between such agent and the Company will be set forth in the applicable Pricing Supplement.

    Each of the Agents, whether acting as agent or principal, and any additional agents appointed from time to time may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act or to contribute to payments that the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for all out-of-pocket expenses (including advertising expenses) incurred by the Agents with the advance approval of the Company. The estimated maximum amount of such reimbursable expenses in connection with or related to the distribution of the Notes is $100,000. In addition, the Company has agreed to reimburse the Agents for the reasonable fees and disbursements of their counsel incurred in connection with the distribution agreement between the Company and the Agents. The estimated maximum amount of such reimbursable fees and disbursements (excluding reimbursement of "blue sky" fees and other disbursements) is $100,000.

    The Notes do not have an established trading market and will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the existence or liquidity of any secondary market for the Notes, or that the maximum amount of the Notes offered hereby will be sold.

    In addition to offering Notes through the Agents as described herein, the Company may sell other Securities offered by the accompanying Prospectus. Such Securities may include one or more series of medium-term notes other than the Senior Notes and the Subordinated Notes. Any such Securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of Notes that may be offered by this Prospectus Supplement.

    PWI is a wholly owned subsidiary of the Company. CS First Boston Corporation and certain affiliates thereof engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

    All distributions of the Notes will conform to the requirements set forth in the applicable sections of Schedule E of the By-laws of the National Association of Securities Dealers, Inc.

                     SUBJECT TO COMPLETION OCTOBER 16, 1995


PROSPECTUS
                            PAINE WEBBER GROUP INC.

                                DEBT SECURITIES

                              -------------------


    Paine Webber Group Inc. (the "Company") intends to issue from time to time in one or more series senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities") each of which will be a direct, unsecured obligation of the Company and which will be offered to the public on terms to be determined at the time of sale (the Senior Securities and the Subordinated Securities being herein referred to collectively as the "Securities"). The Company may sell Securities with an aggregate principal amount of up to $844,575,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a composite currency.



    The Securities may be sold for U.S. dollars, foreign currencies or composite currencies, and the principal, premium, if any, and any interest on the Securities may be payable in U.S. dollars, foreign currencies or composite currencies. The Securities of a series may be issued in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. The classification as Senior Securities or Subordinated Securities, specific designation, aggregate principal amount, currency (if other than U.S. dollars) or composite currency in which the principal, premium, if any, or any interest is payable, authorized denominations, offering price, maturity, rate (or method of calculation) and time and place of payment of any interest, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered ("Offered Securities") and any listing on a securities exchange are set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities.


    The Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company or underwriters are involved in the sale of the Offered Securities, their names are set forth in the applicable Prospectus Supplement. If agents of the Company, underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company are set forth in the applicable Prospectus Supplement.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                 ---------------------------------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                              -------------------

    This Prospectus and the related Prospectus Supplement may be used by the Company, PaineWebber Incorporated ("PaineWebber") or PaineWebber International (U.K.) Ltd. ("PaineWebber International"), each a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Securities at negotiated prices related to prevailing market prices at the time of sale or otherwise. PaineWebber, PaineWebber International or such other Company affiliates may act as principal or agent in such transactions.

                              -------------------


              The date of this Prospectus is [            ], 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    IN CONNECTION WITH AN OFFERING OR DISTRIBUTION, THE UNDERWRITERS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENTS FOR SUCH OFFERING OR DISTRIBUTION MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                              -------------------

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., as well as at the Regional Offices of the Commission at North Western Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and Seven World Trade Center, 13th Floor, New York, New York. Copies can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California. The Company has filed with the Commission registration statements on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), relating to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                              -------------------

                      DOCUMENTS INCORPORATED BY REFERENCE


    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995 and the Company's Current Reports on Form 8-K dated December 27, 1994, as amended by Form 8-K/A dated February 24, 1995, and May 1, 1995, as filed with the Commission pursuant to the Exchange Act (File No. 1-7367), are hereby incorporated by reference in this Prospectus.



    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    The Company will furnish without charge upon written or oral request by any person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (212) 713-2722.
                              -------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, A PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED BY REFERENCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PAINE WEBBER GROUP INC. OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEY CONTAIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

    References herein to "U.S. dollars", "U.S. $" or "$" are to the lawful currency of the United States.

                                  THE COMPANY



    Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, the Company employs approximately 16,100 people in 325 offices worldwide. In late 1994 and early 1995, the Company, in a series of transactions, acquired certain net assets and specific businesses of Kidder, Peabody Group Inc.



    The Company's principal line of business is to serve the investment and capital needs of individual, corporate, institutional and public agency clients through its broker-dealer subsidiary, PaineWebber, and other specialized subsidiaries. The Company holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on Nasdaq National Market or on other over-the-counter markets. Additionally, PaineWebber is a primary dealer in U.S. government securities.



    The Company is comprised of interrelated business groups, including the Private Client Group, International, Institutional Fixed Income Sales and Trading, Institutional Equity Sales and Trading, Municipal Securities Group, Investment Banking, Asset Management, Real Estate, Research and Transaction Services, which utilize common operational and administrative personnel and facilities.



    The Private Client Group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, direct investments, selected insurance products, fixed income instruments and mutual funds. The Company may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account.



    Through the International, Institutional Fixed Income Sales and Trading and Institutional Equity Sales and Trading groups, the Company places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. In addition, the Company takes positions in both listed and unlisted equity and fixed income securities to facilitate client transactions or for the Company's own account.



    The Municipal Securities Group originates, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.



    Through the Investment Banking group, the Company provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment Banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, lease financings and debt restructurings.



    The Asset Management group is comprised of Mitchell Hutchins Asset Management Inc. ("MHAM"), Mitchell Hutchins Institutional Investors Inc. ("MHII") and Mitchell Hutchins Investment Advisory division ("MHIA"). MHAM and MHII provide investment advisory and portfolio management services to pension and endowment funds. MHAM also provides investment advisory and portfolio management services to individuals and mutual funds. MHIA provides portfolio management services to individuals, trusts and institutions.



    The Real Estate group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.



    The Research group provides investment advice to institutional and individual investors, and other business areas of the Company, on approximately 890 companies in 62 industry sectors.



    The Transaction Services group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, the Company provides execution and clearing services to broker-dealers in the U.S. and overseas. The Company also acts as a specialist responsible for executing transactions and maintaining an orderly market in certain securities.



    The Company's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm, its officers or employees. The Company's business is regulated by various agencies, including the Securities and Exchange Commission, the New York Stock Exchange Inc. (the "NYSE") the Commodity Futures Trading Commission and the National Association of Securities Dealers, Inc.



    The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).



    For purposes of the foregoing description, all references to the "Company" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.


                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used for general corporate purposes, including, but not limited to, funding investments in or extensions of credit to subsidiaries, repayments of indebtedness of the Company or its subsidiaries, and possible acquisitions. The precise amount and timing of the application of the funds will depend upon future requirements and the availability of other funds to the Company and its subsidiaries. Management of the Company expects that the Company and its subsidiaries will engage in additional financings as needs arise.

                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratio of earnings to fixed charges for the Company for the five-year period ended December 31, 1994, and the six-month period ended June 30, 1995.



           FISCAL YEAR ENDED                  SIX MONTHS ENDED
              DECEMBER 31                         JUNE 30
----------------------------------------     ------------------
1990     1991     1992     1993     1994            1995
----     ----     ----     ----     ----     ------------------
 *       1.2      1.4      1.3      1.0               **


* For 1990, earnings were inadequate to cover fixed charges and would have had to increase $102,633,000 in order to cover the deficiency.


** For the six months ended June 30, 1995, earnings were inadequate to cover fixed charges and would have had to increase $92,828,000 in order to cover the deficiency.



    For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before taxes on income and fixed charges and "fixed charges" consist of interest expense incurred on securities sold under repurchase agreements, and short-term and long-term borrowings and that portion of rental expense estimated to be representative of the interest factor.


                           DESCRIPTION OF SECURITIES

    The Senior Securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, and by a supplemental indenture dated as of March 22, 1991, between the Company and Chemical Bank, as Trustee (the "Senior Indenture"). The Subordinated Securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, by a supplemental indenture dated as of March 22, 1991, and by a supplemental indenture dated as of November 30, 1993, between the Company and Chemical Bank Delaware, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the

"Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Company may enter into one or more additional indentures providing for Senior Securities or Subordinated Securities with one or more banking institutions organized under the laws of the United States or any state serving as trustee. Reference is made to the Prospectus Supplement for information regarding the indenture under which the Offered Securities will be issued.

    The statements under this heading are subject to the detailed provisions of each Indenture. Whenever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference herein as a part of the statements made and the statements are qualified in their entirety by such reference.

GENERAL


    The Securities of a series may be issued in fully registered form without Coupons ("Registered Securities") or in bearer form with or without Coupons attached ("Bearer Securities") or both. Securities of a series may also be issued in whole or in part in the form of one or more global securities (each, a "Global Security"). Unless otherwise specified in the applicable Prospectus Supplement, the Securities will be only Registered Securities. Registered Securities which are book-entry securities ("Book-Entry Securities") may be issued in the form of registered Global Securities. Securities denominated in U.S. dollars will be issued, unless otherwise set forth in the applicable Prospectus Supplement, in denominations of $1,000 or an integral multiple thereof for Registered Securities, and only in the denomination of $5,000 for Bearer Securities. (Section 302)



    Neither of the Indentures limits the aggregate principal amount of Securities which may be issued thereunder. The Securities will be direct, unsecured obligations of the Company. The Subordinated Securities will be subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness as described below under "Subordination".


    If any of the Securities are sold for any foreign currency or composite currency or if principal of (or premium, if any) or any interest on any of the Securities is payable in any foreign currency or composite currency, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of Securities and such foreign currency or composite currency will be set forth in the Prospectus Supplement relating thereto.


    If the amount of payments of principal of (or premium, if any) or any interest on any of the Securities is determined with reference to any type of index or formula or changes in prices of particular securities, currencies, intangibles, goods, articles or commodities, the Federal income tax consequences, specific terms and other information with respect to such issue of Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be set forth in the Prospectus Supplement relating thereto.


    The Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. Certain Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"), including by reason of redemption or early repayment. Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Original Issue Discount Securities may be issued with original issue discount for United States Federal income tax purposes. The Prospectus Supplement with respect to any Offered Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.

    Reference is made to the Prospectus Supplement for the following terms of the Offered Securities: (i) the title and any limit on the aggregate principal amount of the Offered Securities and whether the

Offered Securities are Senior Securities or Subordinated Securities; (ii) the percentage of their principal amount at which the Offered Securities will be issued; (iii) the date or dates on which the Offered Securities will mature;
(iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest or the method of determining such rate or rates; (v) the date or dates from which such interest, if any, shall accrue and the date or dates at which such interest, if any, will be payable; (vi) the place where the principal of (and premium, if any) and interest, if any, on the Offered Securities will be payable; (vii) the terms for redemption or early repayment, if any, including any mandatory or optional sinking fund or analogous provision; (viii) the principal amount of any Offered Securities which are Original Issue Discount Securities that is payable upon acceleration of the maturity of such Offered Securities; (ix) if other than U.S. dollars, the currency, currencies, composite currency or composite currencies for which the Offered Securities may be purchased and the currency, currencies, composite currency or composite currencies in which the payment of principal of (or premium, if any) or any interest on such Offered Securities will be made and, if the Company or the Holders of Offered Securities may elect to receive such payment in a currency, currencies, composite currency or composite currencies other than that in which the Offered Securities are stated to be payable, then, the period or periods within which, and the terms and conditions upon which, such election may be made and, if the amount of such payments may be determined with reference to an index based on a currency, currencies, composite currency or composite currencies other than that in which the Offered Securities are stated to be payable, then the manner in which such amounts shall be determined; (x) whether the Offered Securities will be issued as Registered Securities or Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series; (xi) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary or depositaries for such Global Security or Securities; (xii) if a temporary Global Security is to be issued with respect to some of or all the Offered Securities, any requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive Security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive Security; (xiii) if a temporary Global Security is to be issued with respect to some of or all the Offered Securities, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Securities and the terms upon which interests in a definitive Global Security, if any, may be exchanged for definitive Securities; (xiv) whether and under what circumstances the Company will pay additional amounts to certain Holders of Offered Securities in respect of any tax, assessment or governmental charge required to be withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Securities rather than pay any additional amounts; (xv) if the amount of payments of principal of (or premium, if any) or any interest on the Offered Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or otherwise by application of a formula, the manner in which such amounts shall be determined; (xvi) any additional Events of Default (as defined below under "Events of Default, Notice and Waiver") or restrictive covenants provided for with respect to the Offered Securities; and (xvii) any other terms of the Offered Securities not inconsistent with the applicable Indenture.


    If any Offered Securities are Bearer Securities, the Prospectus Supplement will describe any applicable restrictions (including, without limitation, any restrictions required to comply with United States Federal income tax laws and regulations) on the offer, sale and delivery of such Bearer Securities in addition to those set forth under "Limitations on Issuance of Bearer Securities".

    Each Indenture provides that, at the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register. (Section 301)

    The Indentures do not prohibit (i) a consolidation, merger or sale of assets or other similar transactions that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change of control of the Company or (iii) leveraged transactions involving the Company, whether or not involving a change of control. In addition, under the terms of the Indentures the Company is entitled to defease the Offered Securities. As a result, the Indentures do not protect Holders against a substantial decline in the value of the Offered Securities which may result from the aforementioned transactions.

EXCHANGE, REGISTRATION AND TRANSFER

    Registered Securities (other than a Global Security, except as provided below) of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of any authorized denominations. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the Indenture, Bearer Securities (with all unmatured Coupons, except as provided below, and all matured Coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities with coupons appertaining thereto surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the Coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section
305)

    No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 305)

    Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (duly endorsed, or accompanied by a satisfactory instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. The Company has appointed Chemical Bank as Security Registrar for each Indenture. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

    The Company shall not be required to: (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (a) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

    For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time and payment of interest on Bearer Securities with Coupons appertaining thereto will be made only against surrender of the Coupon relating to the applicable Interest Payment Date. (Sections 311 and 1002) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and any interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Section
301) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)


    Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of Chemical Bank in the Borough of Manhattan, The City of New York, will be designated as the Company's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Offered Securities (subject to the limitation described above in the case of Bearer Securities). Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided that if any of the Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Securities of such series. (Section 1002)

    All money paid by the Company to a Paying Agent for the payment of principal of (or premium, if any) or any interest on any Security or Coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or Coupon will thereafter look only to the Company for payment thereof. (Section 1003)


    If so specified in an applicable Prospectus Supplement, the Company may, at its option, defer payments of interest otherwise payable on an Interest Payment Date for a period and upon the terms and conditions described in such Prospectus Supplement.


GLOBAL SECURITIES

    If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series may be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the applicable Prospectus Supplement, the Company anticipates that the following provisions will apply to all depositary arrangements.

    Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters of such Securities, by certain agents of the Company or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of a beneficial interest in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to participants' interests) for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.


    So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture governing such Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under such Indenture.



    Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities," payment of principal of (and premium, if any) and any interest on Securities registered in the name of or held by a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Securities. None of the Company, the Trustee for such Securities, any Paying Agent, any Authenticating Agent or the

Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security representing such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 307)


    The Company expects that the Depositary for Securities, upon receipt of any payment of principal of (or premium, if any) or any interest on a definitive Global Security representing such Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal of (or premium, if any) or any interest on such Global Security will be subject to the restrictions discussed under "Limitation on Issuance of Bearer Securities."



    Unless and until it is exchanged in whole for Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 312) If a Depositary for Securities of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such Securities. Further, an owner of a beneficial interest in a Global Security representing Securities of a series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Securities of such series in definitive registered form. In addition, the Company may at any time and in its sole discretion determine not to have any Securities of a series represented by Global Securities and, in such event, will issue Securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in aggregate principal amount to such beneficial interest and to have such Securities registered in the name of the owner of such beneficial interest. (Section 312)



    If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, with one or more Coupons or without Coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in an applicable Prospectus Supplement, each such temporary Global Security will be exchangeable for a like aggregate principal amount of definitive Securities in like tenor and terms in bearer form, registered form or definitive global bearer form, or any combination thereof, as specified in an applicable Prospectus Supplement. No Bearer Security (including a Global Security in definitive bearer form) delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") in connection with such exchange. (Sections 303 and 304)


    Unless otherwise specified in an applicable Prospectus Supplement, definitive Securities in respect of any portion of a temporary Global Security will only be delivered, and interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Securities will only be paid, upon delivery of a certificate signed by Euro-clear or CEDEL, as the case may be, with respect to the portion of the temporary Global Security held for the account of the beneficial owner in the form required by the applicable Indenture. Such certificate must be dated no earlier than the exchange date or such Interest Payment Date, as the case may be, and must be based on statements provided to Euro-clear or CEDEL, as applicable, by its account holders who are beneficial owners of interests in such temporary Global Security to the effect that such portion is beneficially owned (i) by a person that is not a United States person or (ii) by or through a qualifying financial institution in compliance with applicable Treasury regulations.



    If any Securities of a series are issuable in definitive global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for Securities of such series and of like tenor, terms and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and any interest on such definitive Global Security, will be treated as a Holder of such principal amount of Outstanding Securities represented by such definitive Global Security as shall be specified in a written statement of the Holder of such definitive Global Security, or, in the case of a definitive Global Security in bearer form, of Euro-clear or CEDEL, which is produced to the Trustee by such Person. (Section 203) Principal of (and premium, if any) and any interest on a definitive Global Security will be payable in the manner described in the applicable Prospectus Supplement.


CERTAIN RESTRICTIVE PROVISIONS

    The Senior Indenture relating to Offered Securities to be issued on a parity with other senior indebtedness of the Company provides that, with certain limited exceptions, the Company will not, nor will it permit any Restricted Subsidiary (as defined in the Senior Indenture) to, pledge as security for any loan the capital stock or indebtedness of any Restricted Subsidiary or create, incur, assume or permit to exist any lien on any property or asset of the Company. (Section 1008) Such provisions shall apply to all such Offered Securities unless the applicable Prospectus Supplement expressly states otherwise.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Each Indenture provides that the Company, without the consent of the Holders of any of the Outstanding Securities, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any corporation to merge into the Company provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor corporation, if other than the Company, assumes the Company's obligations under such Indenture and the Securities issued thereunder; (iii) immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801)

MODIFICATION OF THE INDENTURES

    Each Indenture provides that the Company and the Trustee thereunder may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or, provided such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect, curing ambiguities or inconsistencies in such Indenture or making other provisions. (Section 901)

    Each Indenture contains provisions permitting the Company, with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the Holders of the Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all the Outstanding Securities affected thereby, among other things: (i) change the maturity of the principal of, or any installment of principal of or interest on, any of the Securities; (ii) reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon; (iii) reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity; (iv) change the currency, currencies, composite currency or composite currencies in which any of the Securities or any premium or interest thereon is payable; (v) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture; (vi) impair the right to institute suit for the enforcement of any payment due on any Securities on or after their applicable maturity date; (vii) reduce the percentage in principal amount of the Outstanding Securities of any series the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such Indenture; or
(viii) with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions. (Section 902)

WAIVER OF CERTAIN COVENANTS

    The Senior Indenture provides that the Company will not be required to comply with certain restrictive covenants (including those described above under "Certain Restrictive Provisions") if the Holders of not less than 66 2/3% in principal amount of each series of Outstanding Securities affected thereby waive compliance with such restrictive covenants. (Section 1005)

EVENTS OF DEFAULT, NOTICE AND WAIVER

    An Event of Default in respect of any series of Securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each Indenture to be: (i) a default for 30 days in the payment of any installment of interest upon any of the Securities of such series when due; (ii) a default in the payment of principal of (or premium, if any, on) any of the Securities of such series when due; (iii) a default in the deposit of any sinking fund payment when the same becomes due by the terms of the Securities of such series; (iv) a default in the performance, or breach, of any other covenants or warranties of the Company in the applicable Indenture which shall not have been remedied for a period of 60 days after notice from the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and
(vi) such other events as may be specified for such series. (Section 501)

    Each Indenture provides that if an Event of Default specified therein in respect of any series of Outstanding Securities issued under such Indenture shall have occurred and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal (or, if such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such Securities) of all of the Outstanding Securities of such series to be immediately due and payable. (Section 502)

    Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee, with respect to the Securities of such series, provided that such Trustee may act in any way that is not inconsistent with such directions and may decline to act if any such direction is contrary to law or to such Indenture or would involve such Trustee in personal liability. (Section 512)

    Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Outstanding Securities of such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or any interest on any of the Securities of such series or (ii) in respect of a covenant or provision of such Indenture which, under the terms of such Indenture, cannot be modified or amended without the consent of the Holders of all of the Outstanding Securities of such series affected thereby. (Section 513)

    Each Indenture contains provisions entitling the Trustee thereunder, subject to the duty of such Trustee during an Event of Default in respect of any series of Securities to act with the required standard of care, to be indemnified by the Holders of the Securities of such series before proceeding to exercise any right or power under such Indenture at the request of the Holders of the Securities of such series. (Sections 601 and 603)

    Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of Securities, give to the Holders of the Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Securities of such series, such Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series. (Section 602)

    Each Indenture requires the Company to file annually with the Trustee thereunder a certificate, executed by an officer of the Company, indicating whether the Company is in default under such Indenture. (Section 1004)

MEETINGS


    Each Indenture contains provisions for convening meetings of the Holders of Securities of a series if Securities of that series are issuable as Bearer Securities to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by such Holders pursuant to such Indenture. (Section 1301). A meeting may be called at any time by the Trustee under the applicable Indenture, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum at a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum, (i) a meeting called by the Company or the Trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days and (ii) a meeting called by the Holders shall be dissolved. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Securities of that series and of the related Coupons whether or not present or represented at the meeting. With respect to any consent, waiver or other action which the applicable Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action. (Section 1304)


NOTICES

    Except as otherwise provided in each Indenture, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee under the applicable Indenture within the two preceding years, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register, within the time prescribed for the giving of such notice. (Section
106)

TITLE

    Title to any Bearer Securities (including Bearer Securities that are Global Securities) and any Coupons appertaining thereto will pass by delivery. The Company, the appropriate Trustee and any agent of the Company or such Trustee may treat the Holder of any Bearer Security, the Holder of any Coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or Coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

    Any mutilated Security and any Security with a mutilated Coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such mutilated Security or Security with a mutilated Coupon to the appropriate Trustee. Securities or Coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the appropriate Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and such Trustee; in the case of any Coupon which becomes destroyed, stolen or lost, such Coupon will be replaced (upon surrender to the appropriate Trustee of the Security with all appurtenant Coupons not destroyed, stolen or lost) by issuance of a new Security in exchange for the Security to which such Coupon appertains. In the case of a destroyed, lost or stolen Security or Coupon an indemnity satisfactory to the appropriate Trustee and the Company may be required at the expense of the Holder of such Security or Coupon before a replacement Security will be issued. (Section 306)

DEFEASANCE


    Unless the Prospectus Supplement relating to the Offered Securities provides otherwise, the Company at its option (i) will be Discharged (as such term is defined in the applicable Indenture) from any and all obligations in respect of the Offered Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities and Coupons, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the applicable Indenture (including those described above under "Certain Restrictive Provisions"), if there is deposited with the Trustee money and/or (a) in the case of Securities and Coupons denominated in U.S. dollars, U.S. Government Obligations (as defined in the applicable Indenture), or (b) in the case of Securities and Coupons denominated in a foreign currency, Foreign

Government Securities (as defined in the applicable Indenture), which in each case through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies, composite currency or composite currencies in which the Offered Securities are payable all the principal of, and interest on, the Offered Securities on the dates such payments are due in accordance with the terms of the Offered Securities. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the appropriate Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the Offered Securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Sections 401 and 403)

SUBORDINATION


    The payment of the principal of (and premium, if any) and any interest on the Subordinated Securities, including sinking fund payments, is subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness. (Section
1401) Superior Indebtedness is defined as (i) the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (b) guarantees by the Company of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and (d) obligations of the Company under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (ii) any other indebtedness, liability or obligation, contingent or otherwise, of the Company and any guarantee, endorsement or other contingent obligation of the Company in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and (iii) modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the Subordinated Securities; provided, however, that Superior Indebtedness will not be deemed to include, and the Subordinated Securities will rank equal in right of payment to, the Company's 7 3/4% Subordinated Notes due 2002, and all other such subordinated securities, including but not limited to the Medium-Term Subordinated Notes, Series B, and the Medium-Term Subordinated Notes, Series D, of the Company, or any obligation of the Company to any subsidiary. (Sections 101, 1401 and 1408) The Subordinated Indenture and the Subordinated Securities do not contain any covenants or other provisions that would limit the issuance of additional Superior Indebtedness.


    No payment by the Company on account of principal of (or premium, if any) or any interest on the Subordinated Securities, including sinking fund payments, may be made if any default or event of default with respect to any Superior Indebtedness shall have occurred and be continuing and written notice thereof shall have been given to the Trustee by the Company or to the Company and the Trustee by the holders of at least 10% in principal amount of any kind or category of any Superior Indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the Subordinated Securities or any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due on all Superior Indebtedness must be paid in full before the holders of

Subordinated Securities are entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Superior Indebtedness). Subject to the payment in full of all Superior Indebtedness, the holders of the Subordinated Securities are to be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to Superior Indebtedness until the Subordinated Securities are paid in full. (Section 1402)

    By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Superior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Securities. In addition, since the Company is a holding company, the right of the Company, and therefore the right of creditors of the Company (including holders of Senior Securities and Subordinated Securities), to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to the Company by PaineWebber are restricted by the provisions of the net capital rules of the Commission and the NYSE and covenants in various loan agreements.

GOVERNING LAW

    The Indenture, the Securities and the Coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

THE TRUSTEES UNDER THE INDENTURES

    Chemical Bank is the Trustee under the Senior Indenture. Chemical Bank is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

    Chemical Bank Delaware is the Trustee under the Subordinated Indenture.

                                 ERISA MATTERS

    The Company, PaineWebber, PaineWebber International and other affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, PaineWebber, PaineWebber International or any other affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Any pension or other employee benefit plan proposing to acquire any Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION


    The Company may sell the Securities being offered hereby (i) directly to one or more purchasers, (ii) through agents designated from time to time, (iii) through underwriters or dealers or a group of underwriters. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed. If a bidding or auction process is utilized, it will be described in the Prospectus Supplement.


    If underwriters are used in the sale, Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agents will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


    If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.


    Any underwriters, dealers or agents participating in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    Unless otherwise specified in the applicable Prospectus Supplement, the Company and each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that, in connection with the original issuance of any Bearer Security and during the period ending 40 days after the date of original issuance of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a United States person or to any person within the United States, except to the extent permitted under applicable Treasury regulations. Any other restrictions on the offer or sale of Offered Securities in or from jurisdictions other than the United States or within the United States will be set forth in the applicable Prospectus Supplement.

    All Offered Securities will be a new issue of securities with no established trading market. Certain agents through whom, and underwriters to whom, Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such agents and underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

    PaineWebber, PaineWebber International or one or more other affiliates of the Company may participate in distributions of the Offered Securities. All distributions of the Offered Securities will conform to the requirements set forth in the applicable sections of Schedule E of the By-laws of the NASD.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States Federal income tax laws and regulations, in general a Bearer Security may not be offered, sold or delivered, directly or indirectly, to a United States person or to any person within the United States in connection with the original issuance of such Bearer Security or during the period ending 40 days after the date of original issuance of such Bearer Security. However, offers or sales can be made during this period to certain institutions, including certain international organizations and foreign branches of U.S. financial institutions (a "qualifying financial institution"), that satisfy the requirements prescribed by applicable Treasury regulations. In addition, sales can be made to a United States person acquiring a Bearer Security through a qualifying financial institution in compliance with applicable Treasury regulations. Definitive Bearer Securies will not be delivered to a holder, however, unless the beneficial owner of the Securities has complied with the certification requirements described above under "Description of Securities--Global Securities" or, in any event, within the United States.

    Bearer Securities will bear the following legend on their face and on any Coupons which may be detached therefrom or, if the obligation is evidenced by a book entry, in the book of record in which the book entry is made: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The Sections referred to in such legend provide that, with certain exceptions, a United States taxpayer who holds a Bearer Security will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on, the sale, exchange, redemption or other disposition of such Bearer Security.

    As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and the Northern Mariana Islands).

                                 LEGAL MATTERS

    The validity of the Securities offered hereby will be passed upon for the Company by its General Counsel, Theodore A. Levine, and for the agents or underwriters, if any, by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Cravath, Swaine & Moore acts from time to time as legal counsel to the Company and its subsidiaries on various matters.

                                    EXPERTS


    The consolidated financial statements of the Company for the year ended December 31, 1994, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



    The combined statements of assets acquired and liabilities assumed of the Real Estate, Eurobond, Retail, Brokerage and Asset Management businesses (the "Purchased Businesses") of Kidder, Peabody Group Inc. as of December 26, 1994, or prior date of transfer (the Real Estate and Eurobond businesses are combined on their respective closing dates--December 9 and December 16, 1994) and the combined statement of operations of the Purchased Businesses for the years ended December 27, 1993, December 28, 1992 and December 30, 1991, in the Company's Current Report of Form 8-K dated December 27, 1994, as amended by Form 8-K/A dated February 24, 1995, have been audited by KPMG Peat Marwick, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PAINE WEBBER GROUP INC. OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR ANY PRICING SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION
TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEY CONTAIN IS CORRECT AS OF ANY DATE OF ISSUE TIME SUBSEQUENT
TO THEIR RESPECTIVE DATES.

                              -------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----

Prospectus Supplement

  Important Currency Information......    S-2

  Description of Notes................    S-2

  Foreign Currency Risks..............   S-16

  Certain United States Federal Income
    Tax Considerations................   S-19

  Plan of Distribution................   S-27

Prospectus

  Available Information...............      2

  Documents Incorporated
    by Reference......................      2

  The Company.........................      3

  Use of Proceeds.....................      4

  Ratio of Earnings to Fixed
    Charges...........................      4

  Description of Securities...........      4

  ERISA Matters.......................     16

  Plan of Distribution................     17

  Limitations on Issuance of Bearer
    Securities........................     18

  Legal Matters.......................     18

  Experts.............................     19



                                     [LOGO]



                               U.S. $844,575,000


                          PAINE WEBBER GROUP INC.

                     MEDIUM-TERM SENIOR NOTES, SERIES C, AND
                     MEDIUM-TERM SUBORDINATED NOTES, SERIES D
                        DUE FROM NINE MONTHS TO 30 YEARS FROM
                                DATE OF ISSUE



                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------




                            PAINEWEBBER INCORPORATED

                                CS FIRST BOSTON



                              -------------------









                                         [  *  ] 1995


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.


Registration fee..............................................   $137,932
NASD filing fee...............................................     30,500
Rating agency fees............................................    101,000
Fees and expenses of accountants..............................     40,000
Fees and expenses of counsel..................................    100,000
Fees and expenses of Trustees.................................     50,000
Printing and engraving expenses...............................      9,000
Blue Sky fees and expenses....................................     20,000
Miscellaneous.................................................      6,568
                                                                 --------
      Total...................................................   $495,000
                                                                 --------
                                                                 --------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.


    Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors to the Registrant) of Paine Webber Group Inc. is hereby incorporated by reference to Exhibit 3.1 hereto.
Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of the Registrant) is hereby incorporated by reference to
Exhibit 3.2 hereto.



    The Registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The Registrant also maintains fiduciary liability insurance for losses in connection with claims made against directors or officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Security Act of 1974.



    The indemnification provisions (relating to indemnification of, among others, controlling persons, directors and officers of the Registrant against certain liabilities) contained in the proposed forms of Underwriting Agreement and Distribution Agreement are hereby incorporated by reference to Exhibits 1.1 and 1.2 hereto.


ITEM 16. EXHIBITS.


   1.1*      --Form of Underwriting Agreement.
   1.2*      --Form of Distribution Agreement.
   3.1*      --Restated Certificate of Incorporation of the Registrant.
   3.2*      --By-Laws of the Registrant.
   4.1a*     --Proposed Form of Debt Securities (Medium-Term Senior Note,
               Series C, Fixed Rate).
   4.1b*     --Proposed Form of Debt Securities (Medium-Term Subordinated
               Note, Series D, Fixed Rate).

   4.1c*     --Proposed Form of Debt Securities (Medium-Term Senior Note, Series C,
               Floating Rate).
   4.1d*     --Proposed Form of Debt Securities (Medium-Term Subordinated Note, Series D,
               Floating Rate).
   4.1e      --Proposed form of Debt Securities (Senior Note, Fixed Rate). (incorporated by reference to Exhibit 4.1e to Registrant's Registration Statement No.
               33-58124 on Form S-3 filed with the Commission on February 10, 1993.)
   4.1f      --Proposed form of Debt Securities (Subordinated Note, Floating Rate).
               (incorporated by reference to Exhibit 4.1f to Registrant's Registration
               Statement No. 33-58124 on Form S-3 filed with the Commission on February
               10, 1993.)
   4.2a      --Indenture dated as of March 15, 1988, between the Registrant and Chemical
               Bank, as Trustee, relating to Senior Debt Securities. (incorporated by reference to Exhibit No. 4.2a to the Registrant's Registration Statement
               No. 33-29253 on Form S-3 filed with the Commission on June 14, 1989.)
   4.2b*     --Supplemental Indenture dated as of September 22, 1989, between the
               Registrant and Chemical Bank, as Trustee, relating to Senior Debt
               Securities.
   4.2c*     --Supplemental Indenture dated as of March 22, 1991, between the Registrant and Chemical Bank, as Trustee, relating to Senior Debt Securities.
   4.2d      --Indenture dated as of March 15, 1988, between the Registrant and Chemical
               Bank Delaware, as Trustee, relating to Subordinated Debt Securities.
               (incorporated by reference to Exhibit No. 4.2b to Registrant's Registration
               Statement No. 33-29253 on Form S-3 filed with the Commission on June 14,
               1989.)
   4.2e*     --Supplemental Indenture dated as of September 22, 1989, between the
               Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated
               Debt Securities.
   4.2f*     --Supplemental Indenture dated as of March 22, 1991, between the Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated Debt
               Securities.
   4.2g*     --Supplemental Indenture dated as of November 30, 1993, between the
               Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated
               Debt Securities.
   5*        --Opinion of Theodore A. Levine in respect of the legality of the Debt
               Securities registered hereunder, containing the consent of such counsel.
   12        --Computation of Ratios of Earnings to Fixed Charges. (incorporated by reference to Exhibit 12.2 to Registrant's Quarterly Report on Form 10-Q for
               the fiscal quarter ended June 30, 1995.)
   23.1*     --Consent of Ernst & Young LLP.
   23.2*     --Consent of KPMG Peat Marwick LLP.
   23.3      --Consent of Counsel. (The consent of Theodore A. Levine is included in his opinion filed herewith as Exhibit 5.)
   24        --Power of Attorney (set forth on the signature pages of this Registration
               Statement).
   25.1*     --Form T-1 Statement of Eligibility and Qualification Under the Trust
               Indenture Act of 1939 of Chemical Bank.
   25.2*     --Form T-1 Statement of Eligibility and Qualification Under the Trust
               Indenture Act of 1939 of Chemical Bank Delaware.


------------


* Filed herewith.


ITEM 17. UNDERTAKINGS.


    The undersigned Registrant hereby undertakes:



    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF L933, PAINE WEBBER GROUP INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO., 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON OCTOBER 16, 1995.


                                         PAINE WEBBER GROUP INC.

                                             (Registrant)

                                          By    /s/ DONALD B.  MARRON
                                             ...................................
                                             (Donald B. Marron, Chairman of the
                                                           Board,
                                                Chief Executive Officer and
                                                          Director)

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------   -----------------

    /s/ DONALD B. MARRON              Chairman of the Board, Chief            October 16, 1995
 ....................................    Executive Officer, Director
         (Donald B. Marron)             (principal executive officer)

                 *                    Vice President and Chief Financial      October 16, 1995
 ....................................    Officer (principal financial and
           (Regina Dolan)               accounting officer)

                 *                                  Director                  October 16, 1995
 ....................................
        (T. Stanton Armour)

                 *                                  Director                  October 16, 1995
 ....................................
      (E. Garrett Bewkes, Jr.)

        /s/ RETO BRAUN                              Director                  October 16, 1995
 ....................................
            (Reto Braun)

                 *                                  Director                  October 16, 1995
 ....................................
           (John A. Bult)

      /s/ FRANK P. DOYLE                            Director                  October 16, 1995
 ....................................
          (Frank P. Doyle)

                 *                                  Director                  October 16, 1995
 ....................................
       (Joseph J. Grano, Jr.)


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------   -----------------
                 *                                  Director                  October 16, 1995
 ....................................
       (John E. Kilgore, Jr.)

    /s/ JAMES W. KINNEAR                            Director                  October 16, 1995
 ....................................
         (James W. Kinnear)

      /s/ NAOSHI KIYONO                             Director                  October 16, 1995
 ....................................
          (Naoshi Kiyono)

                 *                                  Director                  October 16, 1995
 ....................................
        (Robert M. Loeffler)

                 *                                  Director                  October 16, 1995
 ....................................
       (Edward Randall, III)

                 *                                  Director                  October 16, 1995
 ....................................
          (Henry Rosovsky)

      /s/ YOSHINAO SEKI                             Director                  October 16, 1995
 ....................................
          (Yoshinao Seki)

*By:  /s/ THEODORE A. LEVINE
     ...............................
         Theodore A. Levine
          Attorney-in-Fact

                           EXHIBIT INDEX


   1.1*      --Form of Underwriting Agreement.
   1.2*      --Form of Distribution Agreement.
   3.1*      --Restated Certificate of Incorporation of the Registrant.
   3.2*      --By-Laws of the Registrant.
   4.1a*     --Proposed Form of Debt Securities (Medium-Term Senior Note,
               Series C, Fixed Rate).
   4.1b*     --Proposed Form of Debt Securities (Medium-Term Subordinated Note,
               Series D, Fixed Rate).
   4.1c*     --Proposed Form of Debt Securities (Medium-Term Senior Note,
               Series C, Floating Rate).
   4.1d*     --Proposed Form of Debt Securities (Medium-Term Subordinated Note,
               Series D, Floating Rate).
   4.1e      --Proposed form of Debt Securities (Senior Note, Fixed Rate).
               (incorporated by reference to Exhibit 4.1e to Registrant's Registration Statement No. 33-58124 on Form S-3 filed with the Commission on February 10, 1993.)
   4.1f      --Proposed form of Debt Securities (Subordinated Note, Floating
               Rate). (incorporated by reference to Exhibit 4.1f to Registrant's Registration Statement No. 33-58124 on Form S-3 filed with the Commission on February 10, 1993.)
   4.2a      --Indenture dated as of March 15, 1988, between the Registrant and
               Chemical Bank, as Trustee, relating to Senior Debt Securities. (incorporated by reference to Exhibit No. 4.2a to the Registrant's Registration Statement No. 33-29253 on Form S-3 filed with the Commission on June 14, 1989.)
   4.2b*     --Supplemental Indenture dated as of September 22, 1989, between the Registrant and Chemical Bank, as Trustee, relating to
               Senior Debt Securities.
   4.2c*     --Supplemental Indenture dated as of March 22, 1991, between the
               Registrant and Chemical Bank, as Trustee, relating to Senior Debt Securities.
   4.2d      --Indenture dated as of March 15, 1988, between the Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated Debt Securities. (incorporated by reference to Exhibit No. 4.2b to Registrant's Registration Statement No. 33-29253 on Form S-3 filed with the Commission on June 14, 1989.)
   4.2e*     --Supplemental Indenture dated as of September 22, 1989, between the Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated Debt Securities.
   4.2f*     --Supplemental Indenture dated as of March 22, 1991, between the
               Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated Debt Securities.
   4.2g*     --Supplemental Indenture dated as of November 30, 1993, between the Registrant and Chemical Bank Delaware, as Trustee, relating to Subordinated Debt Securities.
   5*        --Opinion of Theodore A. Levine in respect of the legality of the
               Debt Securities registered hereunder, containing the consent of such counsel.
   12        --Computation of Ratios of Earnings to Fixed Charges.
               (incorporated by reference to Exhibit 12.2 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended
               June 30, 1995.)
   23.1*     --Consent of Ernst & Young LLP.
   23.2*     --Consent of KPMG Peat Marwick LLP.
   23.3      --Consent of Counsel. (The consent of Theodore A. Levine is included in his opinion filed herewith as Exhibit 5.)
   24        --Power of Attorney (set forth on the signature pages of this
               Registration Statement).
   25.1*     --Form T-1 Statement of Eligibility and Qualification Under the
               Trust Indenture Act of 1939 of Chemical Bank.
   25.2*     --Form T-1 Statement of Eligibility and Qualification Under the
               Trust Indenture Act of 1939 of Chemical Bank Delaware.


------------

* Filed herewith.